Exhibit 10.1

PLAYTIKA HOLDING CORP.

AMENDMENT TO PERFORMANCE STOCK UNIT AGREEMENT

To:	Holders of Performance Stock Units granted pursuant to the Performance Stock Unit Agreement dated as of February 7, 2022 (the “2022 PSU Agreement”)

Effective Date:	November 10, 2022

Subject:	Amendment to Performance Vesting

You currently hold certain performance stock units (“PSUs”) covering shares of common stock of Playtika Holding Corp. (the “Company”) which are eligible to vest based on “Annual Revenue Growth Rate” (as defined in the 2022 PSU Agreement) pursuant to the 2022 PSU Agreement. The PSUs were granted under the 2020 Incentive Award Plan of the Company (as amended to date, the “Plan”). The Compensation Committee of the Board of Directors of the Company has approved an amendment to the “Annual Revenue Growth Rate” targets for purposes of the performance vesting schedule applicable to the PSUs granted under the 2022 PSU Agreement. This notice shall constitute an amendment of the 2022 PSU Agreement and no further action is required on your part. Defined terms used herein without definition will have the meanings given to them in the Plan or the 2022 PSU Agreement.

1. As of the Effective Date listed above, Section 1(a) of Exhibit B to the 2022 PSU Agreement shall be replaced with the following:

(a) Performance Vesting. Subject to the remaining provisions of this Section 1 below, such number of PSUs shall vest on each Annual Determination Date (as defined below) based on the Company’s Annual Revenue Growth Rate (as defined below) during the applicable Annual Performance Period (as defined below) as is determined by multiplying (i) the number of PSUs set forth in the Grant Notice, by (ii) 25%, by (iii) the Revenue Growth Achievement Percentage (as determined in the applicable chart below).

Annual Revenue Growth Rate for the First Annual Performance Period	Revenue Growth Achievement Percentage
Less than 1%	0%
1%	50%
7.5%	75%
9% or more	100%

Annual Revenue Growth Rate for the Second, Third and Fourth Annual Performance Periods	Revenue Growth Achievement Percentage
Less than 1%	0%
1%	50%
3%	75%
5% or more	100%

If the Company’s Annual Revenue Growth Rate for the applicable Annual Performance Period is between two achievement levels, the Revenue Growth Achievement Percentage for such fiscal year shall be determined by linear interpolation between the applicable achievement levels.

Subject to the remaining provisions of this Section 1 below, Participant must not have experienced a Termination of Service prior to the applicable Annual Determination Date in order to be eligible for vesting pursuant to this Section 1(a) on the applicable Annual Determination Date.

2. Except as specifically set forth above, all of the remaining terms of the 2022 PSU Agreement, including the remaining terms of the vesting schedule, shall remain unchanged and in full force and effect.